Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
This First Supplemental Indenture, dated as of September 16, 2020 (this “Supplemental Indenture”), among 72andSunny NL B.V., a private company with limited liability organized under the laws of the Netherlands (“72andSunny”), 7thFl LLC, a Delaware limited liability company (“7thFl”), ACE Content LLC, a Delaware limited liability company (“ACE Content”), Allison & Partners UK Limited, a United Kingdom corporation (“Allison & Partners”), Anomaly B.V., a private company with limited liability organized under the laws of the Netherlands (“Anomaly B.V.”), Anomaly London LLP, a United Kingdom limited liability partnership (“Anomaly London”), Anomaly Partners LA LLC, a Delaware limited liability company (“Anomaly Partners LA”), Anomaly UK Limited, a United Kingdom corporation (“Anomaly UK”), Forsman & Bodenfors Aktiebloag, a company organized under the laws of Sweden (“Forsman & Bodenfors Aktiebloag”), Forsman & Bodenfors Factory AB, a company organized under the laws of Sweden (“Forsman & Bodenfors Factory”), Forsman & Bodenfors Studios AB, a company organized under the laws of Sweden (“Forsman & Bodenfors Studios”), Hecho Studios LLC, a Delaware limited liability company (“Hecho”), Instrument LLC, a Delaware limited liability company (“Instrument”), Laurie, Foard + Wheeler LLC, a Delaware limited liability company (“Laurie”), Northstar Research Partners (UK) Limited, a United Kingdom corporation (“Northstar”, and each of 72andSunny, 7thFl, ACE Content, Allison & Partners, Anomaly B.V., Anomaly London, Anomaly Partners LA, Anomaly UK, Forsman & Bodenfors Aktiebloag, Forsman & Bodenfors Factory, Forsman & Bodenfors Studios, Hecho, Instrument and Laurie, an “Additional Note Guarantor”), each a subsidiary of MDC Partners Inc., a corporation continued under the laws of Canada (together with its successors and assigns, the “Company”) and The Bank of New York Mellon, a New York banking corporation (the “Trustee”) under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, each of the Company, the Note Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 23, 2016 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 6.500% Senior Notes due 2024 of the Company (the “Notes”);
WHEREAS, pursuant to Section 10.7 of the Indenture, the Company is required to cause each Restricted Subsidiary that is not a Note Guarantor that Guarantees or becomes a co-borrower under or grants Liens to secure, any Bank Credit Facility, to execute and deliver to the Trustee an Additional Note Guarantee; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and each Additional Note Guarantor is authorized to execute and deliver this Supplemental Indenture to supplement the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Additional Note Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:
ARTICLE I
DEFINITIONS
Section 1.1. Defined Terms. Unless otherwise defined in this Supplemental Indenture, terms defined in the Indenture are used herein as therein defined.
ARTICLE II
AGREEMENT TO BE BOUND; GUARANTEE
Section 2.1. Agreement to be Bound. Each Additional Note Guarantor hereby becomes a party to the Indenture as a Note Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Note Guarantor under the Indenture. Each Additional Note Guarantor hereby agrees to be bound by all of the provisions of the Indenture applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Indenture.

Section 2.2. Guarantee. Each Additional Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor, to each Holder of the Notes and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations, all as more fully set forth in Article X of the Indenture.
ARTICLE III
MISCELLANEOUS
Section 3.1. Notices. Any notice or communication delivered to the Company under the provisions of the Indenture shall constitute notice to each Additional Note Guarantor.
Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
Section 3.3. Governing Law etc. This Supplemental Indenture shall be governed by the provisions set forth in Section 11.7 of the Indenture. Each of 72andSunny, Allison & Partners, Anomaly B.V., Anomaly London, Anomaly UK, Forsman & Bodenfors Aktiebloag, Forsman & Bodenfors Factory, Forsman & Bodenfors Studios and Northstar (collectively, the “Non-U.S. Additional Note Guarantors”) has appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any federal or state court in the Borough of Manhattan, New York City. Each Non-U.S. Additional Note Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each Non-U.S. Additional Note Guarantor agrees to take any and all action, including the filing of any and all documents, that may be necessary to continue such appointment in full force and effect as aforesaid so long as the Notes remain outstanding. Each Non-U.S. Additional Note Guarantor agrees that the appointment of the Authorized Agent shall be irrevocable so long as any of the Notes remain outstanding or until the irrevocable appointment by such Non-U.S. Additional Note Guarantor of a successor agent in the Borough of Manhattan, New York City as its authorized agent for such purpose and the acceptance of such appointment by such successor. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each Non-U.S. Additional Note Guarantor.
Section 3.4. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 3.5. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to, and shall not be responsible in any manner whatsoever for or in respect of, the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Note Guarantors.
Section 3.6. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture by manual signatures that are scanned, photocopied, faxed or signed electronically by means of DocuSign or Adobe Sign. One signed copy is enough to prove this Supplemental Indenture. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 3.7. Headings. The headings of the Articles and Sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

72ANDSUNNY NL B.V.
7THFL LLC
ACE CONTENT LLC
ALLISON & pARTNERS UK LIMITED
ANOMALY B.V.
ANOMALY LONDON LLP
ANOMALY PARTNERS LA LLC
ANOMALY UK LIMITED
FORSMAN & bODENFORS AKTIEBLOAG
FORSMAN & bODENFORS FACTORY AB
FORSMAN & bODENFORS STUDIOS AB
HECHO STUDIOS LLC
INSTRUMENT LLC
LAURIE, FOARD + WHEELER LLC
NORTHSTAR RESEARCH PARTNERS (UK) LIMITED
By:    /s/ David Ross
Name: David Ross
Title: Authorized Signatory
[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as Trustee
By:    /s/ Shannon Matthews
Name: Shannon Matthews
Title: Agent

[Signature Page to First Supplemental Indenture]